UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2024

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Seely Avenue, Building 5

San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2024 (the “Closing Date”), Cadence Design Systems, Inc. (the “Company”) closed its previously announced public offering of $2.5 billion aggregate principal amount of senior notes, consisting of $500.0 million aggregate principal amount of its 4.200% Senior Notes due 2027 (the “2027 Notes”), $1.0 billion aggregate principal amount of its 4.300% Senior Notes due 2029 (the “2029 Notes”) and $1.0 billion aggregate principal amount of its 4.700% Senior Notes due 2034 (the “2034 Notes” and together with the 2027 Notes and the 2029 Notes, the “Notes”). The Notes were issued pursuant to an indenture, dated as of the Closing Date (the “Base Indenture”) by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of the Closing Date (the “Supplemental Indenture,” together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee. As used in the following description, capitalized terms not otherwise defined herein have the meanings assigned to them in the Indenture.

The 2027 Notes bear interest at the rate of 4.200% per year and mature on September 10, 2027. The 2029 Notes bear interest at the rate of 4.300% per year and mature on September 10, 2029. The 2034 Notes bear interest at the rate of 4.700% per year and mature on September 10, 2034. Interest on the Notes will accrue from September 10, 2024 and will be payable semi-annually in arrears on March 10 and September 10 of each year, commencing on March 10, 2025. The Notes are the Company’s general unsecured senior obligations and rank equal in right of payment to all of its existing and future senior indebtedness.

Prior to (i) in the case of the 2027 Notes, September 10, 2027 (the maturity date of the 2027 Notes), (ii) in the case of the 2029 Notes, August 10, 2029 (the date that is one month prior to the maturity date of the 2029 Notes) (the “2029 Notes Par Call Date”) and (iii) in the case of the 2034 Notes, June 10, 2034 (the date that is three months prior to the maturity date of the 2034 Notes) (the “2034 Notes Par Call Date,” and together with the 2027 Notes maturity date and the 2029 Notes Par Call Date, each the “Applicable End Date”), the Company may redeem such series of Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, in each case discounted to the redemption date (assuming the Notes of such series matured on the Applicable End Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (I) 10 basis points, in the case of the 2027 Notes, (II) 12.5 basis points, in the case of the 2029 Notes, and (III) 15 basis points, in the case of the 2034 Notes, less (b) interest accrued thereon to the date of redemption; and (ii) 100% of the principal amount of the Notes to be redeemed; plus, in either case for clause (i) or (ii) above, accrued and unpaid interest thereon to, but excluding, the redemption date. At any time on or after the 2029 Notes Par Call Date, with respect to the 2029 Notes, or the 2034 Notes Par Call Date, with respect to the 2034 Notes, the Company may redeem the applicable series of Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, the Company may be required to repurchase all outstanding Notes upon the occurrence of a Change of Control Triggering Event, as set forth in the Indenture.

The Indenture contains covenants that limit the ability of the Company and its Restricted Subsidiaries to, among other things: (i) create liens on certain assets to secure debt; (ii) enter into certain sale and leaseback transactions; and (iii) in the case of the Company, consolidate with, merge into or sell, convey or lease all or substantially all of the Company’s assets to any other person, in each case as set forth in the Indenture. These covenants are, however, subject to a number of important limitations and exceptions.

The Indenture also contains customary event of default provisions including, among others, the following: (i) default in the payment of principal of, or premium, if any, on any such series of Notes when due and payable; (ii) default in the payment of any interest on any such series of Notes when it becomes due and payable, and continuance of that default for a period of 30 days; (iii) default in the performance or breach of any other covenant by the Company in the Indenture, which default continues uncured for a period of 90 days; and (iv) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary.

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (No. 333-281898), which became effective upon filing with the Securities and Exchange Commission on September 3, 2024, including the prospectus contained therein dated September 3, 2024, a preliminary prospectus supplement dated September 4, 2024 and a final prospectus supplement dated September 4, 2024.

The above descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Base Indenture and the Supplemental Indenture (including the form of the Notes included therein), which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the Notes is attached to this Current Report on Form 8-K as Exhibit 5.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On September 10, 2024, the Company (i) used a portion of the net proceeds from the offering of the Notes to prepay in full the indebtedness outstanding under (a) the Company’s loan agreement, dated September 7, 2022, as amended, with Bank of America, N.A., as a lender and administrative agent, and other lenders party thereto and (b) the Company’s loan agreement, dated May 30, 2024, as amended, with Bank of America, N.A., as a lender and administrative agent, and the other lenders party thereto and (ii) terminated both such loan agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Base Indenture, dated as of September 10, 2024, by and between Cadence Design Systems, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of September 10, 2024, by and between Cadence Design Systems, Inc. and U.S. Bank Trust Company, National Association, as trustee (including the Form of 4.200% Senior Notes due 2027, the Form of 4.300% Senior Notes due 2029 and the Form of 4.700% Senior Notes due 2034).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2024

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ John M. Wall
John M. Wall
Senior Vice President and Chief Financial Officer